Exhibit 99.5

LETTER TO CLIENTS

Merger of Vitru Limited with and into
Vitru Brasil Empreendimentos, Participações e Comércio S.A.

Pursuant to the Prospectus dated [·], 2024
One Common Share of Vitru Limited
for
Four Common Shares of Vitru Brasil Empreendimentos, Participações e Comércio S.A.
or
Four American Depositary Shares, Each Representing One Common Share of Vitru Brasil Empreendimentos,
Participações e Comércio S.A.
subject in each case, to the procedures described in the
Prospectus and this Letter of Election and Transmittal

THE DEADLINE TO MAKE AN ELECTION IS [·] [A/P].M., [·] TIME, ON [·], 2024 (THE “ELECTION DEADLINE”).

[·], 2024

To Our Clients:

Enclosed for your consideration is the Letter of Election and Transmittal (the “Letter of Election and Transmittal”), which together, as amended, supplemented or otherwise modified from time to time, are being delivered in connection with the merger of Vitru Limited, an exempted company incorporated in the Cayman Islands (“Vitru Cayman”), with and into Vitru Brasil Empreendimentos, Participações e Comércio S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Vitru Brazil” and the “Merger”), pursuant to which holders of Vitru Cayman common shares, par value US$0.00005 per share (the “Vitru Cayman Shares”), may elect (the “Election”) to have their Vitru Cayman Shares converted into the right to receive the Merger consideration pursuant to one of the following options:

•	a holder may elect to surrender and convert each of his, her or its Vitru Cayman Shares into the right to receive common shares of Vitru Brazil (the “Vitru Brazil Shares”), as described below and in the Prospectus dated [·], 2024 (as may be amended, the “Prospectus”) included in the registration statement on Form F-4 filed by Vitru Brazil with the U.S. Securities and Exchange Commission (File No. 333-274353). If a holder elects to receive Vitru Brazil Shares, additionally the holder must create an account with Vitru Brazil’s transfer agent, BTG Pactual Serviços Financeiros S.A. DTVM (the “Vitru Brazil Transfer Agent”), at the contact e-mail address herein by no later than [·], 2024 (unless they (i) are a non-resident in Brazil investing under the Portfolio Investment Regime detailed under “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Investment in Our Common Shares by Non-Residents of Brazil” in the Prospectus (“Portfolio Investor”), or (ii) are a Brazilian resident, or a non-resident in Brazil investing under the Foreign Direct Investment Regime, in each case having a custodian in Brazil, and they choose to receive Vitru Brazil Shares in their custody account at B3 S.A. – Brasil, Bolsa, Balcão (“B3”), in which case they must contact their custodian to arrange for delivery of the Vitru Brazil Shares). If the holder fails to do so, or their Election is not valid, the holder will instead receive Vitru Brazil ADS (as defined below) in respect of their Vitru Cayman Shares; or

•	if a holder does not make a valid Election and take such other necessary steps to receive Vitru Brazil Shares, upon the closing of the Merger his, her or its Vitru Cayman Shares will automatically be converted into the right to receive Vitru Brazil American depositary shares (each representing one Vitru Brazil Share) (the “Vitru Brazil ADS”), as described below and in the Prospectus.

All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Letter of Election and Transmittal.

This material is being forwarded to you as the beneficial owner of Vitru Cayman Shares carried by us in your account, but not registered in your name. A surrender of such Vitru Cayman Shares can be made only by us as the registered holder for your account and pursuant to your instructions. The enclosed Letter of Election and Transmittal is furnished to you for your information only and cannot be used to surrender Vitru Cayman Shares or to make an Election.

Accordingly, we request instructions as to whether you wish us to surrender on your behalf the Vitru Cayman Shares held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Election and Transmittal.

The deadline to make an Election is [·] [a/p].m. ([·] time), on [·], 2024 (the “Election Deadline”). If you desire to surrender your Vitru Cayman Shares in connection with the Merger, your instructions should be forwarded to us as promptly as possible in order to permit us to surrender Vitru Cayman Shares on your behalf prior to the Election Deadline in accordance with the provisions of the Prospectus and Letter of Election and Transmittal. A holder of Vitru Cayman Shares may change or revoke an Election by providing written notice to the Exchange Agent, which must be received by the Exchange Agent prior to the Election Deadline, accompanied by a properly completed and signed revised Letter of Election and Transmittal, or by withdrawing his, her or its Vitru Cayman Shares previously surrendered to the Exchange Agent.

Your attention is directed to the following:

1. Pursuant to the terms and subject to the conditions set forth in the Merger Documents, upon the completion of the Merger, each Vitru Cayman Share issued and outstanding immediately prior to the consummation of the Merger (other than as provided in the Merger Documents) will be converted into the right to receive four Vitru Brazil Shares, provided however, that each holder of Vitru Cayman Shares will receive, in lieu of Vitru Brazil Shares, four Vitru Brazil ADSs for each Vitru Cayman Share that they hold to the extent that they do not make a valid Election and take such other necessary steps to receive Vitru Brazil Shares.

2. The Merger is being proposed in connection with all Vitru Cayman Shares.

3. The deadline to make an Election is [·] [a/p].m. ([·] time), on [·], 2024.

4. The Merger is subject to the satisfaction or waiver of certain customary closing conditions as described in the registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by Vitru Brazil (File No. 333-274353), of which the Prospectus forms a part (the “Registration Statement”), including, among others, (i) approval of the Merger and related agreements and transactions by (a) Vitru Cayman’s shareholders, (b) Vitru Brazil’s shareholder, (ii) the Registration Statement having been declared effective by the SEC, (iii) the conversion of Vitru Brazil’s registration granted by the Brazilian Securities Commission (Comissão de Valores Mobiliários) from category “B” to “A,” and (iv) the listing of Vitru Brazil’s shares on the Novo Mercado segment of the stock exchange operated by B3.

5. If you are the beneficial owner of more than one Vitru Cayman Share, you can only make an election with respect to your full shareholding. By submitting an Election with respect to any Vitru Cayman Shares, you represent that you hold no other Vitru Cayman Shares.

If you wish to surrender your Vitru Cayman Shares held by us for your account and to make an Election, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto. We urge you to read the Prospectus and Letter of Election and Transmittal regarding the Merger carefully before instructing us to surrender your Vitru Cayman Shares.

None of the Vitru Cayman Shares held by us for your account will be surrendered and no Election will be made unless we receive written instructions from you to do so. Your signature on the attached “Instructions to Registered Holder from Beneficial Holder” shall constitute an instruction to us to surrender ALL of the Vitru Cayman Shares held by us for your account and to make an Election with respect to ALL such Vitru Cayman Shares.

The Merger is proposed solely by means of the Prospectus and the Letter of Election and Transmittal, including all supplements and amendments thereto. The Merger is not being made to, nor will surrenders be accepted from or on behalf of, holders of Vitru Cayman Shares in any jurisdiction in which the making of the Merger or acceptance thereof would not be in compliance with the laws of such jurisdiction.

Instructions to Registered Holder from Beneficial Holder of
Common Shares
of
VITRU LIMITED

The undersigned hereby acknowledge(s) receipt of your letter and the Prospectus, dated [·], 2024 (the “Prospectus”) and the related Letter of Election and Transmittal (the “Letter of Election and Transmittal”), in connection with the merger of Vitru Limited, an exempted company incorporated in the Cayman Islands (“Vitru Cayman”), with and into Vitru Brasil Empreendimentos, Participações e Comércio S.A., a corporation (sociedade anônima) incorporated under the laws of the Federative Republic of Brazil (“Vitru Brazil” and the “Merger”), holders of Vitru Cayman common shares, par value US$0.00005 per share (the “Vitru Cayman Shares”), may elect (the “Election”) to have their Vitru Cayman Shares converted into the right to receive the Merger consideration pursuant to one of the following options:

•	a holder may elect to surrender and convert each of his, her or its Vitru Cayman Shares into the right to receive common shares of Vitru Brazil (the “Vitru Brazil Shares”), as described below and in the Prospectus dated [·], 2024 (as may be amended, the “Prospectus”) included in the registration statement on Form F-4 filed by Vitru Brazil with the U.S. Securities and Exchange Commission (File No. 333-274353). If a holder elects to receive Vitru Brazil Shares, additionally the holder must create an account with Vitru Brazil’s transfer agent, BTG Pactual Serviços Financeiros S.A. DTVM (the “Vitru Brazil Transfer Agent”), at the contact e-mail address herein by no later than [·], 2024 (unless they (i) are a non-resident in Brazil investing under the Portfolio Investment Regime detailed under “Description of Vitru Brazil Shares and Vitru Brazil By-Laws—Investment in Our Common Shares by Non-Residents of Brazil” in the Prospectus (“Portfolio Investor”), or (ii) are a Brazilian resident, or a non-resident in Brazil investing under the Foreign Direct Investment Regime, in each case having a custodian in Brazil, and they choose to receive Vitru Brazil Shares in their custody account at B3 S.A. – Brasil, Bolsa, Balcão (“B3”), in which case they must contact their custodian to arrange for delivery of the Vitru Brazil Shares). If the holder fails to do so, or their Election is not valid, the holder will instead receive Vitru Brazil ADS (as defined below) in respect of their Vitru Cayman Shares; or

•	if a holder does not make a valid Election and take such other necessary steps to receive Vitru Brazil Shares, upon the closing of the Merger his, her or its Vitru Cayman Shares will automatically be converted into the right to receive Vitru Brazil American depositary shares (each representing one Vitru Brazil Share) (the “Vitru Brazil ADS”), as described below and in the Prospectus.

All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

If the undersigned owns more than one Vitru Cayman Share, the undersigned can only make an Election with respect to its full shareholding. By submitting an Election with respect to any Vitru Cayman Shares, the undersigned represents that it holds no other Vitru Cayman Shares.

If the undersigned is instructing you to surrender the Vitru Cayman Shares held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized to surrender all number of Vitru Cayman Shares held by you for the account of the undersigned and to make an Election with respect to all such Vitru Cayman Shares, pursuant to the Election below and upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Election and Transmittal. The undersigned acknowledges that failure to properly make an Election will result in the undersigned being deemed to have surrendered with no Election, in which case the undersigned will receive Vitru Brazil ADSs. See “The Merger—Elections as to Form of Consideration” in the Prospectus.

The undersigned acknowledges that if it does not elect to receive Vitru Brazil Shares, the undersigned will receive Vitru Brazil ADSs for all its Vitru Cayman Shares and it is not required to deliver this letter or take any other action.

With respect to the Merger, the undersigned hereby instructs you (check appropriate box):

	CHECK HERE TO ELECT TO RECEIVE VITRU BRAZIL SHARES FOR ALL VITRU CAYMAN SHARES SURRENDERED.

If the above box is checked, the undersigned must (1) create an account with the Vitru Brazil Transfer Agent at the contact e-mail address below (unless the undersigned (i) is a Portfolio Investor, in which case the Vitru Brazil Shares will be delivered automatically to its custody account at B3 associated with the Código RDE-Portfólio provided below, or (ii) is a Brazilian resident, or a non-resident in Brazil investing under the Foreign Direct Investment Regime, in each case having a custodian in Brazil, and the undersigned chooses to receive Vitru Brazil Shares in its custody account at the B3, in which case the undersigned must contact its custodian to arrange for delivery of the Vitru Brazil Shares, and (2) provide below both (to the extent applicable) the undersigned’s:

For holders who are non-residents in Brazil only: Investment Registration Code from the Central Bank of Brazil (Código SCE-IED or Código RDE-Portfólio, as applicable):

Código SCE-IED[1]	Código RDE-Portfólio

For all holders: Brazilian Taxpayer Identification Number (Cadastro Nacional da Pessoa Jurídica (CNPJ) for legal entities or Cadastro de Pessoas Físicas (CPF) for individuals):

CNPJ	CPF

Optional[2]: Name of custodian in Brazil:

Custodian

1 If the undersigned wishes to invest under the Foreign Direct Investment Regime, please contact Vitru Brazil’s Investors Relations team at directinvestment@vitru.com.br to request the undersigned’s Investment Registration Code (Código SCE-IED). The undersigned will need to provide Vitru Brazil with the undersigned’s Brazilian Taxpayer Identification Number (CNPJ or CPF, as applicable).

2 This field is optional and is intended to assist the B3, Vitru Brazil and the Vitru Brazil Transfer Agent to identify investors and their respective custodians in Brazil. Completing this field does not negate the requirement to make arrangements to receive Vitru Brazil Shares in the undersigned’s custody account directly with its custodian in Brazil.

The undersigned acknowledges that if it checked the box to receive Vitru Brazil Shares and does not yet have an account with the Vitru Brazil Transfer Agent, the undersigned will need to create such an account in order to receive Vitru Brazil Shares (unless the undersigned (i) is a Portfolio Investor, in which case the Vitru Brazil Shares will be delivered automatically to its custody account at B3 associated with the Código RDE-Portfólio provided above, or (ii) is a Brazilian resident, or a non-resident in Brazil investing under the Foreign Direct Investment Regime, in each case having a custodian in Brazil, and they choose to receive Vitru Brazil Shares in their custody account at the B3, in which case the undersigned must contact their custodian to arrange for delivery of the Vitru Brazil Shares. Please contact the Vitru Brazil Transfer Agent by email at Fs.stockta@btgpactual.com after submitting this form and no later than [●], 2024 to create an account with the Vitru Brazil Transfer Agent. In order to create this account, the undersigned will need to provide the Vitru Brazil Transfer Agent with certain customary documents by no later than [●], 2024, including among others the undersigned’s Brazilian Taxpayer Identification Number (CPF or CNPJ), evidence of investment registration with the Central Bank of Brazil (if applicable), identification and proof of address (in the case of individuals) or organizational and corporate documents (in the case of an entity), tax information, financial statements (if applicable) and beneficial ownership information.

As an alternative to creating an account with the Vitru Brazil Transfer Agent, if the undersigned wishes to receive Vitru Brazil Shares in its custody account in Brazil (and the undersigned is not investing under the Portfolio Investment Regime (RDE-Portfólio), in which case this process is automatic and no further action is required), the undersigned must make arrangements directly with its custodian in Brazil. If the undersigned fails to do so, or if its custodian fails to take the applicable steps to take delivery of the Vitru Brazil Shares on the undersigned’s behalf, the undersigned will not receive Vitru Brazil Shares and its Vitru Cayman Shares will instead be converted into the right to receive Vitru Brazil ADS.

Note: The undersigned acknowledges that in order to receive Vitru Brazil Shares, the undersigned must (1) create an account with the Vitru Brazil Transfer Agent at the contact e-mail address above by no later than [●], 2024 (unless the undersigned (i) is a Portfolio Investor, in which case the undersigned’s Vitru Brazil Shares will be delivered automatically to its custody account at B3, or (ii) is a Brazilian resident, or a non-resident in Brazil investing under the Foreign Direct Investment Regime, in each case having a custodian in Brazil, and the undersigned chooses to receive Vitru Brazil Shares in its custody account at the B3, in which case the undersigned must contact its custodian to arrange for delivery of the Vitru Brazil Shares), (2) in the case of holders who are non-residents in Brazil, include its Investment Registration Code (Código SCE-IED or Código RDE-Portfólio) in the field indicated above, and (3) include its Brazilian Taxpayer Identification Number (CNPJ or CPF) in the field indicated above. If the undersigned fails to complete any of these steps, the undersigned will not receive Vitru Brazil Shares and its Vitru Cayman Shares will instead be converted into the right to receive Vitru Brazil ADSs.

The undersigned acknowledges that its Vitru Cayman Shares will be converted into the right to receive Vitru Brazil ADSs if:

A. The undersigned takes no action with respect to electing its merger consideration, including if it does not return this letter;

B. The undersigned purports to elect to receive Vitru Brazil Shares, but fails to (i) follow the instructions to this letter (including if the undersigned fails to include a valid Investment Registration Code (Código SCE-IED or Código RDE-Portfólio), if applicable, and Brazilian Taxpayer Identification Number (CNPJ or CPF)) or otherwise fails to make a valid Election, (ii) create an account with the Vitru Brazil Transfer Agent if required, or (iii) complete the applicable steps to receive Vitru Brazil Shares in its custody account at B3 by the applicable deadline if required;

C. A properly completed Letter of Election and Transmittal is not received by the Exchange Agent in advance of the Election Deadline; or

D. The undersigned properly and timely revokes a prior Election without timely making a new Election.

The undersigned acknowledges that the Election that it makes, and the Vitru Cayman Shares with respect to which it makes such Election, may affect the tax consequences of the Merger to the undersigned. For a general description of the tax consequences of the Merger, see the section entitled “Material Tax Considerations” of the Prospectus. The undersigned is also encouraged to consult its tax advisor with respect to any such tax consequences of the Merger to it.

PLEASE SIGN AND COMPLETE

Name of Beneficial Owner(s):_______________________________________________________________________________________________

Signature(s):_____________________________________________________________________________________________________________

Capacity(s) (full title)*:____________________________________________________________________________________________________

Address:________________________________________________________________________________________________________________

Telephone Number(s):_____________________________________________________________________________________________________

Taxpayer Identification Number or Social Security Number(s):_____________________________________________________________________

Date:___________________________________________________________________________________________________________________

* Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT, NOT TO THE EXCHANGE AGENT, THE VITRU BRAZIL TRANSFER AGENT, THE INFORMATION AGENT, VITRU BRAZIL NOR VITRU CAYMAN.